UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
(And Post-Effective Amendment to the First Registration Statement, Reg. No. 333-147399)
REGISTRATION STATEMENT
Under
The Securities Act of 1933
MEDTRONIC, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	41-0793183 (I.R.S. Employer Identification Number)
World Headquarters
710 Medtronic Parkway
Minneapolis, Minnesota 55432
(Address of Principal Executive Office and Zip Code)
Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan
(formerly the Kyphon Inc. 2002 Stock Plan)
(Full Title of the Plan)
James Nathan Spolar, Esq.
Senior Legal Counsel and Assistant Secretary
Medtronic, Inc.
World Headquarters
710 Medtronic Parkway
Minneapolis, Minnesota 55432
(763) 514-4000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed Maximum	Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered (1)	Registered (2)	Per Share (3)	Offering Price	Registration Fee
Common Stock, $0.10 par value TOTAL:	2,977,705 shares	$49.85	$148,438,594.25	$5,833.64

(1)	Amount to be registered consists of an additional 2,977,705 shares of common stock of Medtronic, Inc. to be issued pursuant to or as either stock options, restricted stock awards, restricted stock unit awards or other equity-based awards (together, the “Awards”) pursuant to the Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan (the “Plan”) (as adopted by the Registrant effective as of November 2, 2007 and amended effective as of December 13, 2007) in connection with the merger of Kyphon Inc. with and into the Registrant pursuant to the July 26, 2007 Agreement and Plan of Merger among the Registrant, Jets Acquisition Corporation and Kyphon Inc. (the “Merger Agreement”). This Registration Statement also constitutes a post-effective amendment to the First Registration Statement, Reg. No. 333-147399, for the purpose of registering an additional 2,977,705 shares under the Plan. A total of 3,890,000 shares were registered in the First Registration Statement, bringing the total number of shares registered under the Plan to 6,867,705 shares.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 (the “Securities Act”).

(3)	Based on the average of the high and low trading price of shares of Medtronic’s common stock as reported on NYSE on January 14, 2008.

Explanatory Note
     On November 14, 2007, we filed a Registration Statement on Form S-8 (File No. 333-147399) (referred to in this document as, the “First Registration Statement”) to register under the Securities Act of 1933, as amended, or, the Securities Act, 3,890,000 shares of common stock, par value $0.10 per share, issuable by us under the Registrant’s Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan, as amended (the "Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan").
     Pursuant to General Instruction E on Form S-8, the contents of the Registrant’s First Registration Statement on Form S-8, Reg. No. 333-147399, are incorporated herein by reference.
     The purpose of this Registration Statement on Form S-8 is to register 2,977,705 additional shares for issuance under the Registrant’s Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan1.
PART II            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
The Exhibit Index preceding the exhibits is incorporated by reference herein.

1 This Registration Statement also constitutes a post-effective amendment to the First Registration Statement, Reg. No. 333-147399, for the purpose of registering an additional 2,977,705 shares under the Registrant’s Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan. A total of 3,890,000 shares were registered in the First Registration Statement, bringing the total number of shares registered under the Registrant’s Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan to 6,867,705 shares.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 15th day of January, 2008.

MEDTRONIC, INC. (the “Registrant”)
By	/s/ William A. Hawkins
William A. Hawkins
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the 15th day of January, 2008.

By:	/s/ William A. Hawkins
William A. Hawkins
President and Chief Executive Officer (principal executive officer)

By:	/s/ Gary L. Ellis
Gary L. Ellis
Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

Richard H. Anderson*	)
David L. Calhoun*	)
Arthur D. Collins, Jr.*	)
William A. Hawkins*	)
Shirley Ann Jackson, Ph.D.*	)
James T. Lenehan*	)	Directors
Denise M. O’Leary*	)
Kendall J. Powell*	)
Robert C. Pozen*	)
Jean-Pierre Rosso*	)
Jack W. Schuler*	)
*     Terrance L. Carlson, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by such persons on the 14th day of November, 2007, and filed as Exhibit 24.1 to the First Registration Statement, Reg. No. 333-147399, to which this document is a post-effective amendment.

By:	/s/ Terrance L. Carlson
Terrance L. Carlson
Senior Vice President, General Counsel and Corporate Secretary, as Attorney-in-Fact

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
MEDTRONIC, INC.
Form S-8 Registration Statement
EXHIBIT INDEX
Exhibit Number	Exhibit Description

5.1	Opinion as to the legality of the issuance of the ordinary shares offered hereby
10.1	Addendum to Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan (Effective as of December 13, 2007)
23.1	Consent of independent registered public accounting firm
23.2	Consent of counsel (See Exhibit 5.1)